                                                                   Exhibit 3(ii)







                             The Lamaur Corporation




                                     By-Laws

                                Bylaws of Lamaur
                                ----------------

                                  B Y - L A W S

                                       OF

                          ELECTRONIC HAIR STYLING, INC.

                            (a Delaware corporation,
                       formerly known as EHS Merger Corp.)

                                   ----------

                                    ARTICLE I

                                     OFFICES
                                     -------

         SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, and its resident agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held, beginning in 1997, at the principal office of the Corporation at 10 o'clock A.M. on the last Friday in June of each year.

         SECTION 2. SPECIAL MEETINGS. Unless otherwise prescribed by law or the Certificate of Incorporation, special meetings of stockholders may be called by the Chairman of the Board, the President or by resolution of the Board of Directors and shall be called by the President or Secretary upon the written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given in accordance with
Section 3 of this Article II. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

         SECTION 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

         SECTION 4. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders for the transaction of business.

         SECTION 5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. All elections of directors shall be decided by plurality vote. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, all other corporate action shall be decided by majority vote.

         SECTION 6. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

         SECTION 7. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation, if there be one, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

         SECTION 8. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board or the President shall appoint a person to act as Secretary at such meetings.

         SECTION 9. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose

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germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and is to be inspected by any stockholder who is present.

         SECTION 10. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without prior notice, without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less, than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 11. ADJOURNMENT. If less than a quorum be present or represented at any meeting of stockholders of the Corporation, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 5 of
Article V of these By-Laws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as otherwise provided by the Certificate of Incorporation or these By-Laws.

         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of not less than one nor more than nine members, the exact number of which shall initially be fixed by the Sole Incorporation and thereafter from time to time by the Board of Directors. Except as provided in Section 5 of this Article, directors shall be elected by a plurality of the votes cast at the annual meeting of stockholders, and each director so elected shall hold office for the term of one year and until his successor shall be elected and qualify or until his earlier resignation or removal. Directors need not be stockholders.

         SECTION 3. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

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         SECTION 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Vacancies thus created may be filled at such meeting by the affirmative vote of a majority of the stockholders entitled to vote, or, if the vacancies are not so filled, by the directors as provided in Section 5 of this Article III.

         SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in Section 4 of this Article, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal. The Board of Directors may not fill the vacancy created by removal of a director by electing the director so removed.

         SECTION 6. MEETINGS. The newly elected directors shall hold their first meeting to organized the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after catch annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

         Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

         Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer or by the Secretary on the written request of any director. Notice thereof stating the place, date and time of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by facsimile on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         SECTION 7. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

         SECTION 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including but not limited to an Executive Committee, an Audit Committee and a Compensation Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent

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provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these By-Laws. Unless a resolution of the Board of Directors expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board of Directors shall keep regular minutes and report their proceedings to the Board when required and as requested by the Board.

         SECTION 9 ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing.

         SECTION 10. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

         SECTION 11. TELEPHONIC MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         SECTION 1. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a President, a Chief Operating Officer, one or more Vice Presidents (including one or more Executive Vice Presidents), a Chief Financial Officer, one or more Controllers and one or more Assistant Secretaries, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the first meeting of the Board held after each annual meeting of the Stockholders. Any number of offices may be held by the same person.

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         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may
appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHAIRMAN. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meeting of the Board and of the stockholders. In addition, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall exercise such duties as customarily pertain to the office of president and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these By-Laws.

         In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer shall be authorized to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Chief Financial Officer or an Assistant Secretary or a Controller.

         SECTION 5. SECRETARY. The Secretary shall (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

         SECTION 6. CHIEF OPERATING OFFICER, PRESIDENT AND VICE PRESIDENTS. The Chief Operating Officer, the President and each Vice President (of whom one or more may be designated an Executive Vice President), if there be any, shall have such powers and shall perform such duties as shall be assigned to them by the Chairman of the Board or the Board of Directors.

         SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer, if there be one, shall be the treasurer of the Corporation and shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the President and Board of Directors, upon their request, a

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report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         The Chief Financial Officer shall have such further powers and perform such other duties incident to the office of Chief Financial Officer as from time to time are assigned to him by the Board of Directors. Unless otherwise provided in the resolutions of the Board of Directors appointing the Chief Financial Officer, the Chief Financial Officer shall also be the Treasurer of the Corporation.

         SECTION 8. CONTROLLERS AND ASSISTANT SECRETARIES. Each controller and each Assistant Secretary, if there be any, shall be vested with all the powers and shall perform all the duties of the Chief Financial Officer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, each Controller and Assistant Secretary shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors. Unless otherwise provided in the resolutions of the Board of Directors appointing any Controller, a Controller shall also be an Assistant Treasurer of the Corporation.

         SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer or the Chief Financial Officer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

         SECTION 10. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

         SECTION 11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chief Executive Officer or the Chief Financial Officer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to amend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights, and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

         SECTION 12. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

         SECTION 13. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws.

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         SECTION 14. VACANCIES. The Board of Directors shall have the power to fill the vacancies occurring in any office.

                                    ARTICLE V

                                      STOCK
                                      -----

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by, the Chairman of the Board or the President or any Vice President (if there be any) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

         SECTION 2. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

         SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the

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purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days nor less than, ten (10) days before the date of such meeting, the date of such consent to corporate action in writing without a meeting, the date of payment of any dividend or other distribution or allotment of rights, or the exercise of any other rights, as the case may be. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Subject to the provisions of the Certificate of Incorporation, before the declaration of any dividend, the Board of Director may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VI

                           NOTICE AND WAIVER OF NOTICE
                           ---------------------------

         SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram.

         SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board of Directors need be specified in any written waiver of notice.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS
                              --------------------

         SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law(s) so adopted, amended or

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repealed, as the case may be, together with a precise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by stockholders.

                                  ARTICLE VIII

         SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

         SECTION 3. INDEMNIFICATION. (i) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that, except with respect to proceedings to enforce right to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
Section 3 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 3 or otherwise.

         (ii) The rights to indemnification and to the advancement of expenses conferred in this Section 3 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

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         SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Date of Adoption: January 4, 1996

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